EXHIBIT 10.22

                                                                    Attachment 3

                             SECOND AMENDMENT TO THE

                               RESTATEMENT OF THE

                 CARVER FEDERAL SAVINGS BANK 401(k) SAVINGS PLAN

                                   FOR EGTRRA

PREAMBLE

1. Adoption and effective date of amendment. This amendment of the plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

2. Supersession of inconsistent provisions. This amendment shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this amendment.

SECTION 1. PLAN LOANS FOR OWNER EMPLOYEES AND SHAREHOLDER EMPLOYEES

Effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

SECTION 2. LIMITATIONS ON CONTRIBUTIONS

1. Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

2. Maximum annual addition. Except to the extent permitted under Section 11 of this amendment and Section 414(v) of the Internal Revenue Code (hereinafter referred to as "the Code"), if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

(a) $40,000 as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)   100 percent of the participant's compensation, within the meaning of
      Section 415(c)(3) of the Code, for the limitation year.

The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION 3. INCREASE IN COMPENSATION LIMIT

The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with
Section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

SECTION 4. MODIFICATION OF TOP-HEAVY RULES

1. Effective date. This section shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends the provisions of the Article XII of the plan.

2. Determination of top-heavy status.


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2.1 Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

2.2 Determination of present values and amounts. This Section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

2.2.1 Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

2.2.2 Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3. Minimum benefits.

3.1 Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of
Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of
Section 401(m) of the Code.

3.2 Contributions under other plans. The employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

SECTION 5. ROLLOVERS FROM OTHER PLANS


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If provided by Carver Federal Savings Bank, the plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below, beginning on the effective date specified below.

1.    Direct Rollovers: (check each that applies or none)

|X| a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

|X| an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

|X| an eligible plan under Section 457(b) of the Code, which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

2. Participant Rollover Contributions from Other Plans:

The plan will accept a participant contribution of an eligible rollover distribution from: (Check each that applies or none.)

|X|   a qualified plan described in Section 401(a) or 403(a) of the Code:

|X|   an annuity contract described in Section 403(b) of the Code.

|X| an eligible plan under Section 457(b) of the Code, which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

3. Participant Rollover Contributions from IRAs:

      The plan: (Choose one.)

|_|   will

|X|   will not

      accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in
      Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

4. Effective Date of Direct Rollover and Participant Rollover Contribution Provisions January 1, 2002 (enter a date no earlier than January 1, 2002).

SECTION 6. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1. Effective date. This section shall apply to distributions made after December 31, 2001.


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2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Article VII, Section 9 of the plan document (hereinafter referred to as "the Plan"), an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 404(p) of the Code.

3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in
Article VII, Section 9 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

4. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Article VI, Section 4(b)(iv) of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION 7. ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

1. Applicability and effective date. This section shall apply if elected by Carver Federal Savings Bank in the plan and shall be effective as specified herein.

2. Rollovers disregarded in determining value of account balance for involuntary distributions. If elected by the employer below, for purposes of Article VII,
Section 5(g) of the Plan, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the participant's entire nonforfeitable account balance.

3. Treatment of Rollovers in Application of Involuntary Cash-out Provisions:

      The employer: (choose one)

      |X|   elects


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      |_|   does not elect

to exclude rollover contributions in determining the value of the participant's nonforfeitable account balance for purposes of the plan's involuntary cash-out rules.

4. If Carver Federal Savings Bank has elected to exclude rollover contributions, the election shall apply with respect to distributions made after:

      December 31, 2001 (Enter a date no earlier than December 31, 2001.)

with respect to participants who separated from service after:

      January 1, 2001 (The date may be earlier than December 31, 2001.)

SECTION 8. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation Section 1.401(m)-2 and
Section 4.3(c) of the plan shall not apply for plan years beginning after December 31, 2001.

SECTION 9. ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 11 of this amendment and Section 414(v) of the Code, if applicable.

SECTION 10. MODIFICATION OF TOP-HEAVY RULES

The top-heavy requirements of Section 416 of the Code and Article XII of the plan shall not apply in any year beginning after December 31, 2001, in which the plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

SECTION 11. CATCH-UP CONTRIBUTIONS

If elected by Carver Federal Savings Bank below, all employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be


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treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the
Code, as applicable, by reason of the making of such catch-up contributions.

Catch-up Contributions: (Choose one.)

|X| shall apply to contributions after January 1, 2002 (Must be December 31, 2001 or a later date).

|_|   shall not apply.

SECTION 12. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified by the employer below.

Suspension Period for Hardship Distributions: (Choose one.)

|X| A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.

|_| A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified in the provisions of the plan relating to suspension of elective deferrals that were in effect prior to this amendment.

SECTION 13. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1. Effective Date. If elected by Carver Federal Savings Bank below, this section shall apply for distributions and severances from employment occurring after the dates specified below.

2. New distributable event. A participant's elective deferrals, qualified non-elective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

3. Distribution Upon Severance from Employment, shall apply for distributions after:


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      December 31, 2001 (Enter a date no earlier than December 31, 2001).

(Choose one.)

|_|   regardless of when the severance from employment occurred.

|X|   for severances from employment occurring after January 1, 2001.


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SECTION 14. INCREASE IN DEFERRAL PERCENTAGE

1. Applicability. This section shall apply for plan years beginning after December 31, 2001.

2. The Employer shall make Before-Tax contributions for each payroll period in an amount equal to the amount by which a Participant's Compensation has been reduced with respect to such period under his Compensation Reduction Agreement. Subject to the limitations set forth in Article III, Sections 2 and 12, of the Plan, the amount of the reduction authorized by the Eligible Employee shall be limited to whole percentages of Compensation and shall not be less than one percent (1%) nor greater than fifty percent (50%). The Before-Tax Contributions made on behalf of a Participant shall be credited to such Participant's Before-Tax Contribution Account and shall be invested in accordance with Article VI of the Plan.


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      IN WITNESS WHEREOF, this Amendment is adopted this 25th day of June, 2002.

                                        CARVER FEDERAL SAVINGS BANK


                                        By : /s/ Linda Dunn
                                             ------------------------
                                             Linda Dunn

                          SALARY DEFERRAL CONTRIBUTIONS

The Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) has provided a way for certain employees to make larger 401(k) contributions.

EGTRRA permits employees who are age 50 or older (at any time during 2002) to make an additional contribution over and above the maximum annual Internal Revenue Code deferral limit ($11,000 for 2002). In addition, if the plan limits deferrals to a certain percentage of compensation (e.g., 15%), you will be permitted to make this additional "catch-up" contribution even though your total deferrals are less than the $11,000 maximum.

The table below (Subject to the plan's maximum contribution) sets forth the maximum annual Internal Revenue Code 401(k) contribution and additional "catch-up" contribution that may be made for plan years 2002 through 2006.

         ====================================================
                                 DEFERRAL LIMITS
         ====================================================
                                       EGTRRA Catch-up amount
          Year            401(k)         at age 50 or older
         ====================================================
          2002            11,000               1,000
         ----------------------------------------------------
          2003            12,000               2,000
         ----------------------------------------------------
          2004            13,000               3,000
         ----------------------------------------------------
          2005            14,000               4,000
         ----------------------------------------------------
          2006            15,000               5,000
         ====================================================

If you wish to make these additional contributions, please contact your Plan Administrator for more information.

                  Notice to Employees Regarding Saver's Credit:

This notice explains how you may be able to pay less tax by contributing to the Carver Federal Savings Bank 401(k) Savings Plan or to an individual retirement arrangement ("IRA").

Beginning in 2002, if you make contributions to the Plan or to an IRA, you may be eligible for a tax credit, called the "saver's credit." This credit could reduce the federal income tax you pay dollar-for-dollar. The amount of the credit you can get is based on the contributions you make and your credit rate. The credit can be as low as 10% or as high as 50%, depending on your adjusted gross income - the lower your income, the higher the credit rate. The credit rate also depends on your filing status. See the tables at the end of this notice to determine your credit rate.

The maximum contribution taken into account for the credit for an individual is $2,000. If you are married and filing jointly, the maximum contribution taken into account for the credit is $2,000 each for you and your spouse.

      The credit is available to you if you:

      o  Are 18 or older,

      o  Are not a full-time student,

      o  Are not claimed as a dependent on someone else's return, and

      o Have adjusted gross income (shown on your tax return for the year of the credit) that does not exceed:

           $50,000 if you are married filing jointly, $37,500 if you are head of the household with a qualifying person, or $25,000 if you are single or married filing separately.

Example: Susan and John are married and file their federal income tax return jointly. For 2002, their adjusted gross income would have been $34,000 if they had not made any retirement contributions. During 2002, Susan elected to have $2,000 contributed to her employer's 401(k) plan. John made a deductible contribution of $2,000 to an IRA for 2002. As a result of these contributions, their 2002 adjusted gross income is $30,000. If their Federal income tax would have been $3,000 (after applying any other credits to which they are entitled) without having made any retirement contributions, then their Federal income tax as a result of making the $4,000 retirement contributions will only be $400 after application of the saver's credit and other tax benefits for the retirement contributions. Thus, by saving $4,000 for their retirement, Susan and John have reduced their taxes by $2,600.

The annual contribution eligible for the credit may have to be reduced by any taxable distributions from a retirement plan or IRA that you or your spouse receive during the year you claim the credit, during the 2 preceding years, or during the period after the end of the year for which you claim the credit and before the due date for filing your return for that year. A distribution from a Roth IRA that is not rolled over is taken into account for this reduction, even if the distribution is not taxable. After these reductions, the maximum annual contribution eligible for the credit per person is $2,000.

Example: Mark's adjusted gross income for 2002 is low enough for him to be eligible for credit that year and he defers $3,000 of his pay to his employer's 401(k) plan during 2002. During 2001, Mark took a $400 hardship withdrawal from his employer's plan and during 2002 he takes an $800 IRA withdrawal. Mark's 2002 saver's credit will be based on contributions of $1,800 ($3,000 - $400 - $800).

The amount of your saver's credit will not change the amount of your refundable tax credits. A refundable tax credit, such as the earned income credit or the refundable amount of your child tax credit, is an amount that you would receive as a refund even if you did not otherwise owe any taxes.

The amount of your saver's credit in any year cannot exceed the amount of tax that you would otherwise pay (not counting any refundable credits or the adoption credit) in any year. If your tax liability is reduced to zero because of other nonrefundable credits, such as the Hope Scholarship Credit, then you will not be entitled to the saver's credit.

CREDIT RATES

If your income tax filing status is "married filing joint" and your adjusted gross income is:

$0-$30,000
$30,001-$32,500
$32,501-$50,000
Over $50,000

Your saver's credit rate is:

50% of contribution
20% of contribution
10% of contribution
credit not available

If your income tax filing status is "head of household" and your adjusted gross income is:

$0-$22,500
$22,501-$24,375
$24,376-$37,500
Over $37,500

Your saver's credit rate is:

50% of contribution
20% of contribution
10% of contribution
credit not available


If your income tax filing status is "single" "married filing separate," or "qualifying widow(er)" and your adjusted gross income is:

$0-$15,000
$15,001-$16,250
$16,251-$25,000
Over $25,000

Your saver's credit rate is:

50% of contribution
20% of contribution
10% of contribution
credit not available